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                           VESTCOM INTERNATIONAL, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  May 26, 1999

    The undersigned hereby appoints Joel Cartun and Harvey Goldman, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on May 26, 1999, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR. (The Board of Directors recommends a vote "FOR".)
   / / FOR ALL NOMINESS LISTED BELOW
   / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW:

Nominees: Joel Cartun, Stephen R. Bova, Leonard J. Fassler, Brendan Keating,
          Fred S. Lafer, Robert J. Levenson and Richard D. White

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.

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2. APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 EQUITY COMPENSATION PROGRAM.
                       / / FOR  / / AGAINST  / / ABSTAIN

3. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjourments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

                  (continued and to be signed on reverse side)
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UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS
PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES AND FOR PROPOSAL TWO.


                                                 Dated:___________________, 1999

                                                       Signed:

                                                 _______________________________

                                                 _______________________________


                                                 Please sign this proxy and
                                                 return it promptly whether or
                                                 not you expect to attend the
                                                 meeting. You may nevertheless
                                                 vote in person if you attend.

                                                 Please sign exactly as your
                                                 name appears hereon. Give full
                                                 title if an Attorney, Executor,
                                                 Administrator, Trustee,
                                                 Guardian, etc.

                                                 For an account in the name of
                                                 two or more persons, each
                                                 should sign, or if one signs,
                                                 he should attach evidence of
                                                 his authority.